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Exhibit 99.8

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Horizon PCS, Inc.:

        We have audited the accompanying consolidated balance sheets of Horizon PCS, Inc. and subsidiaries as of December 31, 2004 (Successor Company) and 2003 (Predecessor Company), and the related consolidated statements of operations, stockholders' equity (deficit), comprehensive income (loss) and cash flows for the period from October 1, 2004 through December 31, 2004 (Successor Company), the period from January 1, 2004 through September 30, 2004 (Predecessor Company), and the years ended December 31, 2003 and 2002 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Horizon PCS, Inc. and subsidiaries at December 31, 2004 (Successor Company) and 2003 (Predecessor Company), and the related consolidated statements of operations, stockholders' equity (deficit), comprehensive income (loss) and cash flows for the period from October 1, 2004 through December 31, 2004 (Successor Company), the period from January 1, 2004 through September 30, 2004 (Predecessor Company), and the years ended December 31, 2003 and 2002 (Predecessor Company), in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 1 to the consolidated financial statements, on September 21, 2004, the Bankruptcy Court entered an order confirming the Plan of Reorganization, which became effective on October 1, 2004. Accordingly, the accompanying financial statements have been prepared in conformity with AICPA Statement of Position 90-7, "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code," for the Successor Company as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods as described in Note 1.

/s/  KPMG LLP

Columbus, Ohio
March 17, 2005

HORIZON PCS, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

	Successor Company	Predecessor Company
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$55,540,540	$70,651,046
Restricted cash	—	12,032,009
Accounts receivable, net	10,353,496	20,985,060
Equipment inventory	387,967	594,121
Prepaid expenses and other current assets	1,703,024	3,519,032

Total current assets	67,985,027	107,781,268
Other assets:
Debt issuance costs, net of amortization	4,071,734	—
Deferred activation expense and other assets	443,914	3,955,252
Intangible assets, net	111,432,516	—

Total other assets	115,948,164	3,955,252
Property and equipment, net	106,258,330	171,787,783

Total assets	$290,191,521	$283,524,303

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,690,792	$11,970,315
Accrued liabilities	1,267,038	744,109
Accrued interest	6,437,934	—
Accrued real estate, personal property and other taxes	6,360,404	732,400
Payable to Sprint	5,063,351	14,817,567
Liabilities subject to compromise	—	670,734,149
Deferred service revenue	3,938,128	6,255,748

Total current liabilities	27,757,647	705,254,288
Long-term liabilities:
Long-term debt	125,000,000	—
Other long-term	3,961,136	1,735,670
Deferred activation revenue	278,848	3,748,575

Total long-term liabilities	129,239,984	5,484,245

Total liabilities	156,997,631	710,738,533

Predecessor convertible preferred stock	—	169,785,299
Stockholders' equity (deficit):
Successor preferred stock, $0.0001 par value. Authorized 10,000,000 shares, none issued or outstanding	—	—
Predecessor preferred stock, $0.0001 par value. Authorized 10,000,000 shares, none issued or outstanding	—	—
Successor common stock, $0.0001 par value. Authorized 25,000,000 shares, 8,909,568 issued and outstanding	891	—
Predecessor common stock, $0.0001 par value. Authorized 300,000 class A shares, 26,646 issued and outstanding	—	3
Predecessor common stock, $0.0001 par value. Authorized 75,000 class B shares, 58,458,537 issued and 58,443,254 outstanding	—	5,846
Treasury stock—class B, 15,283 shares, at $7.267 per share	—	(111,061)
Accumulated other comprehensive income (loss)	—	—
Additional paid-in capital	157,234,756	91,852,141
Deferred stock option compensation	—	(266,107)
Accumulated deficit	(24,041,757)	(688,480,351)

Total stockholders' equity (deficit)	133,193,890	(596,999,529)

Total liabilities and stockholders' equity (deficit)	$290,191,521	$283,524,303

See accompanying notes to consolidated financial statements.

HORIZON PCS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor Company	Predecessor Company
			Year Ended December 31,
	October 1, 2004 Through December 31, 2004	January 1, 2004 Through September 30, 2004
			2003	2002
Operating revenues:
Subscriber revenues	$28,092,554	$119,289,682	$188,671,337	$152,409,453
Roaming revenues	15,520,188	49,242,731	61,728,304	55,781,574
Equipment revenues	1,593,598	4,036,015	5,166,272	7,846,573

Total operating revenues	45,206,340	172,568,428	255,565,913	216,037,600

Operating expenses:
Cost of service (exclusive of items shown below)	23,812,073	107,137,621	181,305,674	167,128,087
Cost of equipment	2,261,185	4,154,198	13,351,419	19,188,975
Selling and marketing	5,767,208	18,812,525	39,549,966	52,601,068
General and administrative (exclusive of items shown below)	7,886,968	21,432,925	38,394,994	41,650,367
Reorganization (income) expense	—	(74,613,444)	118,801,844	—
Non-cash compensation (For the period Oct 2, 2004 through Dec 31, 2004, $51,864 related to cost of service, $64,828 related to selling and marketing, and $523,891 related to general and administrative)	640,583	145,044	619,640	680,749
Depreciation and amortization	25,539,237	24,568,048	111,310,199	40,271,034
Loss (gain) on disposal or sale of PCS assets	312	(42,062,619)	216,312	631,417
Impairment of goodwill and impact of acquisition-related deferred taxes	—	—	—	13,222,180

Total operating expenses	65,907,566	59,574,298	503,550,048	335,373,877

Operating income (loss)	(20,701,226)	112,994,130	(247,984,135)	(119,336,277)
Interest income and other, net	271,274	832,840	885,439	2,989,026
Interest expense, net of capitalized interest	(3,611,805)	(8,701,555)	(44,718,586)	(60,600,568)
Cancellation of debt	—	321,943,771	—	—

Income (loss) before income tax benefit	(24,041,757)	427,069,186	(291,817,282)	(176,947,819)
Income tax benefit	—	—	6,031,000	—

Net income (loss)	(24,041,757)	427,069,186	(285,786,282)	(176,947,819)
Preferred stock dividend	—	(10,135,398)	(12,680,098)	(11,756,253)

Net income (loss) attributable to common shareholders	$(24,041,757)	$416,933,788	$(298,466,380)	$(188,704,072)

Basic and diluted loss per share attributed to common stockholders	$(2.70)

Weighted-average common shares outstanding	8,909,568

See accompanying notes to consolidated financial statements.

HORIZON PCS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Successor Company	Predecessor Company
			Year Ended December 31,
	October 1, 2004 Through December 31, 2004	January 1, 2004 Through September 30, 2004
			2003	2002
Net income (loss)	$(24,041,757)	$427,069,186	$(285,786,282)	$(176,947,819)
Other comprehensive income (loss):
Net unrealized gain (loss) on hedging activities	—	—	394,575	443,276

Comprehensive income (loss)	$(24,041,757)	$427,069,186	$(285,391,707)	$(176,504,543)

See accompanying notes to consolidated financial statements.

HORIZON PCS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Additional Paid-In Capital	Deferred Stock Option Compensation	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Predecessor Company:
Balance, December 31, 2001	$5,849	$(111,061)	$(837,851)	$91,852,117	$(1,566,496)	$(201,309,899)	$(111,967,341)
Stock option compensation expense	—	—	—	—	680,749	—	680,749
Net loss	—	—	—	—	—	(176,947,819)	(176,947,819)
Other comprehensive income (loss)	—	—	443,276	—	—	—	443,276
Preferred dividend	—	—	—	—	—	(11,756,253)	(11,756,253)

Balance, December 31, 2002	5,849	(111,061)	(394,575)	91,852,117	(885,747)	(390,013,971)	(299,547,388)
Stock option compensation expense	—	—	—	—	619,640	—	619,640
Exercise of stock options	—	—	—	24	—	—	24
Net loss	—	—	—	—	—	(285,786,282)	(285,786,282)
Other comprehensive income (loss)	—	—	394,575	—	—	—	394,575
Preferred dividend	—	—	—	—	—	(12,680,098)	(12,680,098)

Balance, December 31, 2003	5,849	(111,061)	—	91,852,141	(266,107)	(688,480,351)	(596,999,529)
Stock option compensation expense	—	—	—	—	145,044	—	145,044
Net income	—	—	—	—	—	427,069,186	427,069,186
Preferred dividend	—	—	—	—	—	(10,135,398)	(10,135,398)
Elimination of predecessor stock, deferred compensation accumulated deficit and accumulated other comprehensive income	(5,849)	111,061	—	(91,852,141)	121,063	271,546,563	179,920,697
Successor Company:
Balance, October 1, 2004	—	—	—	—	—	—	—
Issuance of new common stock	891	—	—	156,594,173	—	—	156,595,064
Stock option compensation expense	—	—	—	640,583	—	—	640,583
Net loss	—	—	—	—	—	(24,041,757)	(24,041,757)

Balance, December 31, 2004	891	—	—	157,234,756	—	(24,041,757)	133,193,890

See accompanying notes to consolidated financial statements.

HORIZON PCS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor Company	Predecessor Company
			Year Ended December 31,
	October 1, 2004 Through December 31, 2004	January 1, 2004 Through September 30, 2004
			2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(24,041,757)	$427,069,186	$(285,786,282)	$(176,947,819)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25,539,237	24,568,048	37,549,921	40,271,034
Asset impairment included in depreciation and amortization	—	—	73,760,278	—
Non-cash restructuring items	—	1,123,464	110,084,005	—
Cancellation of debt	—	(321,943,771)	—	—
Gain on fresh-start adjustments	—	(92,407,987)	—	—
Deferred federal income taxes	—	—	(6,031,000)	—
Impairment of goodwill and impact of acquisition-related deferred taxes	—	—	—	13,222,180
Noncash compensation expense	640,583	145,044	619,640	680,749
Noncash interest expense	131,346	—	20,314,586	27,986,604
Gain on Sprint transaction	—	(42,062,619)	—	—
Bad debt expense	1,689,079	3,121,975	7,509,286	15,518,084
Loss on hedging activities	—	—	14,433	48,536
Loss on disposal of PCS assets	312	—	216,312	631,417
Change in:
Accounts receivable	(1,900,501)	1,873,383	(8,969,819)	(20,748,840)
Equipment inventory	(22,924)	229,078	3,488,674	(237,362)
Interest receivable and other	589,316	1,226,693	(847,574)	(1,830,488)
Accounts payable	(7,227,856)	(4,624,738)	8,717,712	(3,164,423)
Accrued liabilities and deferred service revenue	3,216,247	2,320,810	14,915,108	25,330,341
Liabilities subject to compromise	—	(2,782,327)	(3,217,204)	—
Payable to Sprint	(492,996)	(4,988,586)	16,770,583	(334,267)
Receivable/payable from affiliates and Parent	—	—	(239,217)	575,725
Other assets and liabilities, net	(176,075)	(492,916)	846,806	189,283

Total adjustments	21,985,768	(434,694,449)	275,502,530	98,138,573

Net cash flows from operating activities	(2,055,989)	(7,625,263)	(10,283,752)	(78,809,246)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(2,619,317)	(1,641,228)	(5,202,510)	(63,082,910)
Proceeds from the sale of property and equipment	29,162	88,758	—	1,563,970
Proceeds from Sprint transaction, net	—	33,010,271	—	—
Restricted cash released—to be distributed to bondholders	12,032,009	—	—	—

Net cash flows from investing activities	9,441,854	31,457,801	(5,202,510)	(61,518,940)

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash released—distributed to bondholders	(12,032,009)	—	—	—
Distributed interest earned on restricted cash	(93,819)	—	—	—
Exercise of stock options	—	—	24	—
Deferred financing fees	(4,096)	(4,198,985)	—	(2,310,092)
Notes payable—borrowings	—	125,000,000	—	105,000,000
Notes payable—repayments	—	(155,000,000)	—	—

Net cash flows from financing activities	(12,129,924)	(34,198,985)	24	102,689,908

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,744,059)	(10,366,447)	(15,486,238)	(37,638,278)
CASH AND CASH EQUIVALENTS, BEGINNING	60,284,599	70,651,046	86,137,284	123,775,562

CASH AND CASH EQUIVALENTS, ENDING	$55,540,540	$60,284,599	$70,651,046	$86,137,284

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of amounts capitalized	$—	$5,818,308	$22,368,280	$33,081,907
Income taxes	30,000	140,000	—	—

See accompanying notes to consolidated financial statements.

        Supplemental disclosure of noncash investing and financing activities:

        During 2003 and 2002, the Company paid $12,528,995 and $11,636,969, respectively, of dividends on convertible preferred stock. The dividends were paid in additional shares of convertible preferred stock. The convertible preferred stock was eliminated as part of the Plan of Reorganization.

        As part of the Plan of Reorganization, the Company converted bonds and trade payables with a value of $470,000,000 and $11,287,350, respectively into new common stock which was valued at approximately $156.6 million as of October 1, 2004 under fresh-start accounting principles.

See accompanying notes to consolidated financial statements.

HORIZON PCS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    Bankruptcy

(a)    Voluntary Bankruptcy Filing

        On August 15, 2003, Horizon PCS, Inc., a Delaware corporation ("Horizon PCS" or the "Company"), Horizon Personal Communications, Inc., an Ohio corporation and subsidiary of the Company ("Percom"), and Bright Personal Communications Services LLC, an Ohio limited liability company and subsidiary of the Company ("Bright") (the Company, Bright, and Percom collectively, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Ohio (the "Bankruptcy Court"). The Debtors continued to manage their properties and operate their businesses in the ordinary course of business as "debtors-in-possession" subject to the supervision and orders of the Bankruptcy Court pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, in Case No. 03-62424 (the "Bankruptcy Case").

(b)    Plan of Reorganization

        On September 21, 2004, the bankruptcy court approved a Plan of Reorganization that satisfies the requirements of the Bankruptcy Code.

        The Plan of Reorganization divided the claims against and interests in the Company into seven classes according to the priority of the claims. A summary of each class and settlement is as follows:

        Horizon PCS, Inc.

Class	Claim/Interest	Treatment	Status	Entitled to Vote
1A	Priority Non-Tax Claims	Paid in full	Unimpaired	No
2A	Prepetition Secured Lender Claims	Paid in full	Unimpaired	No
3A1	Prepetition Note Secured Claims	Paid in full	Unimpaired	No
3A2	Other Secured Claims	Paid in full	Unimpaired	No
4A1	General Unsecured Trade Claims	Paid at 16%, and received 8% new common stock	Impaired	Yes
4A2	Prepetition Note Deficiency Claims	Paid at 16%, and received 8% new common stock	Impaired	Yes
5A	Convenience Claims	Paid at 24%	Impaired	Yes
6A	Horizon Preferred Interests	None	Impaired	No
7A	Percom Interests	None	Impaired	No

        Bright Personal Communications Services, LLC

Class	Claim/Interest	Treatment	Status	Entitled to Vote
1B	Priority Non-Tax Claims	Paid in full	Unimpaired	No
2B	Prepetition Secured Lender Claims	Paid in full	Unimpaired	No
3B	Other Secured Claims	Paid in full	Unimpaired	No
4B1	General Unsecured Trade Claims	Paid at 16%, and received 8% new common stock	Impaired	Yes
4B2	Prepetition Note Claims	Paid at 16%, and received 8% new common stock	Impaired	Yes
5B	Convenience Claims	Paid at 24%	Impaired	Yes
6B	Intercompany Claims	None	Impaired	Yes
7B	Bright Interests	None	Impaired	No

        Horizon Personal Communications, Inc.

Class	Claim/Interest	Treatment	Status	Entitled to Vote
1C	Priority Non-Tax Claims	Paid in full	Unimpaired	No
2C	Prepetition Secured Lender Claims	Paid in full	Unimpaired	No
3C	Other Secured Claims	Paid in full	Unimpaired	No
4C1	General Unsecured Trade Claims	Paid at 16%, and received 8% new common stock	Impaired	Yes
4C2	Prepetition Note Claims	Paid at 16%, and received 8% new common stock	Impaired	Yes
5C	Convenience Claims	Paid at 24%	Impaired	Yes
6C	Intercompany Claims	None	Impaired	Yes
7C	Percom Interests	None	Impaired	No

        Significant terms of the Plan of Reorganization are as follows:

  •
  All common and preferred equity shares of the Debtors (and all stock options and warrants) were cancelled;

  •
  The senior secured debt was paid in full;

  •
  All pre-petition debt securities of the Debtors were settled and cancelled;

  •
  Unexpired leases and executory contracts of the Debtors were assumed or rejected;

  •
  Approximately 8.7 million shares of new common stock were issued to settle claims of bond holders, approximately 0.2 million shares were issued to settle the claims of general unsecured creditors and approximately 0.1 million shares have been held in reserve for issuance upon the settlement of disputed claims;

  •
  Five new directors were appointed to the Company's Board of Directors.

(c)    Accounting Impact

        The Company is required to follow the provisions of Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Pursuant to SOP 90-7, the Company's pre-petition liabilities that were subject to compromise are reported separately on the balance sheet as an estimate of the amount that was ultimately allowed by the Bankruptcy Court. SOP 90-7 also requires separate reporting of certain expenses, realized gains and losses and provisions for losses related to the bankruptcy filing as reorganization items. The following pre-petition amounts are classified as liabilities subject to compromise as of December 31, 2003:

Payable to affiliate	$110,460
Accounts payable	20,865,427
Accrued liabilities	5,970,622
Accrued real estate and personal property taxes	2,319,018
Payable to Sprint	10,005,850
Long-term debt	625,000,000
Other long-term liabilities	6,462,772

Total all liabilities subject to compromise	$670,734,149

        The consolidated financial statements included herein include the accounts of Horizon PCS, Inc. and its subsidiaries, Horizon Personal Communications, Inc. and Bright Personal Communications Services LLC. In accordance with SOP 90-7, the Company adopted fresh-start accounting for financial reporting purposes as of October 1, 2004, and the Company's emergence from Chapter 11 resulted in a new reporting entity. The periods as of and prior to September 30, 2004 have been designated "Predecessor Company" and the periods subsequent to September 30, 2004 have been designated "Successor Company". Under fresh-start accounting, the reorganization value of the Company was allocated to the assets based on their respective fair values and was in conformity with Statement of Financial Accounting Standards ("SFAS") No. 141 Business Combinations. Each existing liability was stated at present value of the amount to be paid. As a result of the implementation of fresh-start accounting, the financial statements of the Company after the effective date are not comparable to the Company's financial statements for prior periods.

        The Company estimated the reorganization value for purposes of fresh start reporting utilizing the estimated value of the Company on an enterprise basis (the "Enterprise Value"), adjusting to exclude known liabilities other than the New Credit Facility at September 30, 2004. The Company engaged a valuation specialist to conduct this analysis.

        The Enterprise Value was determined by valuation specialists using the guideline transaction method and the discounted cash flow (the "DCF Analysis") method. The guideline transaction method value was derived using metrics and financial data, with more weight placed on the metrics data. For the DCF analysis, the specialist calculated the present value of the debt-free cash flows on management's projections, including an assumption for a terminal value (the "DCF Analysis"). The DCF Analysis involves deriving the debt-free cash flows that the Company would generate assuming the projections developed by management are realized. These cash flows and an estimated value of the Company at the end of the projected period (the "Terminal Value") are discounted at the Company's estimated post-reorganization weighted average cost of capital. The financial projections utilized in the

DCF analysis were developed by management and are based on estimates and assumptions, which include, but are not limited to, estimates and assumptions with respect to pricing by market, capital spending and working capital levels, and the development of a discount rate that is utilized to convert future projected cash flows to their estimated present value. The estimated projections and assumptions, while considered reasonable by management, may not be realized and are inherently subject to uncertainties and contingencies, which could significantly affect the measurement of the Enterprise Value and the reorganization value. Based on the above methodologies, the Enterprise Value was determined to be approximately $281.6 million.

        The reorganization value of the Successor Company of approximately $330.1 million was determined based on the negotiated sum of the Successor Company's liabilities and equity that were issued and outstanding after final negotiations and Bankruptcy Court approval. These included $125.0 million of debt outstanding, $156.6 million of equity, and $48.5 million of other liabilities that were not eliminated or discharged under the Plan of Reorganization.

        The effect of the Plan of Reorganization on the Company's balance sheet, as of October 1, 2004, is as follows:

	Predecessor Company	Debt Discharge		Cancellation of Old Equity (e)	Fresh-start Adjustments		Successor Company
ASSETS
Current assets:
Cash and cash equivalents	$55,578,205	$4,706,394	(a)				$60,284,599
Restricted cash	142,624,192	(130,592,183	)(a)				12,032,009
Accounts receivable, net	10,466,005	(323,931	)(h)				10,142,074
Equipment inventory	365,043						365,043
Prepaid expenses and other current assets	2,451,129	(158,790	)(i)				2,292,339

Total current assets	211,484,574	(126,368,510)		—	—		85,116,064
Other assets:
Debt issuance costs, net of amortization	448,985	3,750,000	(g)				4,198,985
Deferred activation expense and other assets	1,576,796				(1,393,231	)(f)	183,565
Intangible assets, net	—				120,350,750	(f)	120,350,750

Total other assets	2,025,781	3,750,000		—	118,957,519		124,733,300
Property and equipment, net	146,839,022				(26,549,532	)(f)	120,289,490

Total assets	$360,349,377	$(122,618,510)		$—	$92,407,987		$330,138,854

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,345,577	$4,573,071	(b)				$11,918,648
Accrued liabilities	1,468,182						1,468,182
Accrued interest	2,883,247	12,125,828	(b)				15,009,075
Accrued real estate, property and other taxes	1,663,734	4,734,190	(b)				6,397,924
Payable to Sprint	5,556,347						5,556,347
Liabilities subject to compromise	623,916,579	(623,916,579	)(c)				—
Deferred service revenue	4,037,904						4,037,904

Total current liabilities	646,871,570	(602,483,490)		—	—		44,388,080
Long-term liabilities:
Long-term debt	125,000,000						125,000,000
Other long-term	1,450,780	2,704,930	(b)				4,155,710
Deferred activation revenue	1,378,785	(1,378,785	)(c)				—

Total other long-term	127,829,565	1,326,145		—	—		129,155,710

Total liabilities	774,701,135	(601,157,345)		—	—		173,543,790

Convertible preferred stock	179,920,697			(179,920,697)			—
Stockholders' equity (deficit):
Predecessor preferred stock	—						—
Predecessor common stock—class A	3			(3)			—
Predecessor common stock—class B	5,846			(5,846)			—
Successor preferred stock	—						—
Successor common stock		891	(c)				891
Treasury stock	(111,061)			111,061			—
Accumulated other comprehensive income (loss)	—						—
Additional paid-in capital	91,852,141	156,594,173	(c)	(91,852,141)			156,594,173
Deferred stock option compensation	(121,063)			121,063			—
Accumulated deficit	(685,898,321)	321,943,771	(d)	271,546,563	92,407,987	(f)	—

Total stockholders' equity (deficit)	(594,272,455)	478,538,835		179,920,697	92,407,987		156,595,064

Total liabilities and stockholders' equity (deficit)	$360,349,377	$(122,618,510)		$—	$92,407,987		$330,138,854

(a)
Represents the release of the proceeds from the July 2004 senior notes offering and other required amounts held in escrow. These funds were used to repay the secured bank credit facility and debt issuance costs with the excess transferred to operating cash.

(b)
Represents the accrual of liabilities upon emergence under the Plan of Reorganization.

(c)
Represents the pre-petition liabilities discharged under the Plan of Reorganization and the issuance of the Successor Company's new common stock.

(d)
Represents gain on debt discharge.

(e)
Represents the elimination of the Predecessor Company's equity.

(f)
Represents the fresh-start adjustments to adjust the assets to fair value. The weighted average remaining lives of the in-service property, plant and equipment as of October 1, 2004 are as follows:

Network assets	4 years
Buildings	36 years
Switching equipment	4 years
Furniture, vehicles and office equipment	3 years
(g)
Represents debt issuance costs consisting of fees and expenses of the July 2004 senior notes offering.

(h)
Represents the discharge of accounts receivable no longer able to be collected upon emergence under the Plan of Reorganization.

(i)
Represents the collection of interest receivable earned on restricted cash upon the release of the amounts held in escrow.

(d)    Reorganization items

        On July 28, 2003, the Company implemented a work force reduction to further reduce costs that were within its control. The employment of 309 employees was terminated, and the Company closed 20 of its 42 Company-owned sales and service centers to reduce costs in areas where revenues were not currently meeting criteria for return on investment. The Company recorded a restructuring charge of $4.5 million in July 2003, related to these store closings and employee separation costs. In September 2004, the Company closed 5 additional stores and terminated 18 employees as part of the restructuring plan, resulting in $600,000 of restructuring charges. The Company incurred additional reorganization expenses of approximately $114.3 million and approximately $17.2 million related to the bankruptcy during 2003 and 2004, respectively. In addition, the Company recorded a gain on the fresh-

start adjustments of approximately $92.4 million for the year ended December 31, 2004. The detail of the reorganization items are as follows:

        Predecessor Company:

	Year Ended December 31, 2003
	Charges	Cash Deductions	Non-Cash Deductions	Ending Accrual Balance
Employee separations	$1,659,149	$1,625,066	$—	$34,083
Lease commitments, net of sublease	798,260	—	—	798,260
Equipment disposals	2,051,719	—	2,051,719	—
Professional fees	5,708,547	3,208,547	—	2,500,000
Key employee retention plan payments	551,883	551,883	—	—
Amortization of debt issuance fees	18,143,362		18,143,362	—
Amortization of warrants	16,127,275		16,127,275	—
Accelerated accretion of the senior discount notes	73,761,649	—	73,761,649	—

	$118,801,844	$5,385,496	$110,084,005	$3,332,343

        Predecessor Company:

	Nine Months Ended September 30, 2004
	Beginning Accrual Balance	Charges	Cash Deductions	Non-Cash Deductions	Ending Accrual Balance
Fresh start adjustments	$—	$(92,407,987)	$—	$(92,407,987)	$—
Employee separations	34,083	792,570	372,276	—	454,377
Lease commitments, net of sublease	798,260	—	—	798,260	—
Equipment disposals	—	325,204	—	325,204	—
Professional fees	2,500,000	15,072,479	14,030,273	—	3,542,206
Key employee retention plan payments	—	1,604,290	1,604,290	—	—

	$3,332,343	$(74,613,444)	$16,006,839	$(91,284,523)	$3,996,583

        Successor Company:

	Three Months Ended December 31, 2004
	Beginning Accrual Balance	Charges	Cash Deductions	Non-Cash Deductions	Ending Accrual Balance
Employee separations	$454,377	$—	$411,376	$—	$43,001
Professional fees	3,542,206	—	3,542,206	—	—

	$3,996,583	$—	$3,953,582	$—	$43,001

(2)    Organization and Business Operations

        On April 26, 2000, Horizon Telcom, Inc. ("Parent" or "Horizon Telcom") formed Horizon PCS, Inc. The Company primarily provides wireless personal communications services ("PCS") as a Sprint PCS Affiliate. The Company entered into management agreements with Sprint during 1998 and 1999. These agreements, as amended, provide the Company with the exclusive right to build, own, and manage a wireless voice and data services network in markets located in Ohio, West Virginia, Kentucky, Tennessee, Maryland, Pennsylvania, New York, New Jersey, Michigan, North Carolina and Indiana under the Sprint PCS brand. The term of the agreements is twenty years with three successive ten-year renewal periods unless terminated by either party under provisions outlined in the management agreements. The management agreements include indemnification clauses between the Company and Sprint to indemnify each party against claims arising from violations of laws or the management agreements, other than liabilities resulting from negligence or willful misconduct of the party seeking to be indemnified.

        In the second quarter of 2004, Horizon PCS Escrow Company, a wholly owned subsidiary of Horizon PCS Inc., was formed solely to issue senior notes and to merge with and into Horizon PCS Inc. in connection with the reorganization. Horizon PCS Escrow Company was not a part of the bankruptcy estate of Horizon PCS, Inc., had no operations or assets and did not incur any liabilities, other than the senior notes, prior to the merger. Prior to consummation of the reorganization, the net proceeds of the 11 3/8% senior notes offering, together with other amounts contributed directly or indirectly by Horizon PCS, Inc. to Horizon PCS Escrow Company, were placed in an escrow account. Upon consummation of the Plan of Reorganization on October 1, 2004, the senior notes became the senior unsecured obligations of Horizon PCS, Inc. and were jointly and severally guaranteed by all of its existing domestic restricted subsidiaries, and will be so guaranteed by any future domestic restricted subsidiaries.

(3)    Summary of Significant Accounting Policies

(a)    Principles of Consolidation

        The consolidated financial statements include the financial statements of Horizon PCS, Inc (the "Company") and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

(b)    Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

(c)    Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand, money market accounts and corporate bonds and investments in commercial paper with original maturities of three months or less.

        The breakout of cash and cash equivalents as of December 31, 2004 and 2003, is detailed below:

	Successor Company 2004	Predecessor Company 2003
Cash on hand	$12,886,639	$56,738,127
Money market accounts	10,795,142	4,921,006
Corporate bonds and commercial paper	31,858,759	8,991,913

Cash and cash equivalents	$55,540,540	$70,651,046

(d)    Restricted Cash

        In connection with the Company's December 2001 offering of $175,000,000 of senior notes due in 2011 (Note 7), approximately $48,660,000 of the offering's proceeds were placed in an escrow account to be used toward the first four semi-annual interest payments due under the terms of the notes. During 2003, the Company paid approximately $12,031,000 representing the third installment. The final installment of $12,125,828 was distributed to the holders of the senior and discount notes in October 2004 according to the Plan of Reorganization. The funds were invested in a government security money market account. Interest earned on the escrow funds totaled approximately $13,000 for the period October 1, 2004 to December 31, 2004, $52,000 for the period January 1, 2004 to September 30, 2004, $183,000 in 2003 and $673,000 in 2002.

(e)    Allowance for Accounts Receivable

        Estimates are used in determining our allowance for doubtful accounts receivable, which is based on a percentage of our accounts receivable by aging category. The percentage is derived by considering our historical collections and write-off experience, current aging of our accounts receivable and credit quality trends, as well as Sprint's credit policy. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers. The amounts presented in the consolidated balance sheets are net of an allowance for uncollectible accounts as presented in the following table:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Balance at beginning of year	$1,840	$2,308	$1,804
Provisions charged to expense	4,811	7,509	15,518
Write-offs, net of recoveries	(5,655)	(7,977)	(15,014)

Balance at end of year	$996	$1,840	$2,308

        The provisions charged to expense for the period October 1, 2004 to December 31, 2004 and January 1, 2004 to September 30, 2004 were approximately $1,689,000 and $3,122,000, respectively.

(f)    Equipment Inventory

        Equipment inventory consists of handsets and related accessories. Inventories are carried at the lower of cost (determined by the weighted average method) or market (replacement cost).

(g)    Property and Equipment

        Property and equipment, including improvements that extend useful lives, are stated at cost or allocated fair values determined in fresh-start reporting, while maintenance and repairs are charged to operations as incurred. Construction work in progress includes expenditures for the purchase of capital equipment, construction and items such as direct payroll and related benefits and interest capitalized during construction. The Company capitalizes interest pursuant to SFAS No. 34, Capitalization of Interest Cost. The Company capitalized interest of approximately $74,000 for the period October 1, 2004 through December 31, 2004 and $740,000 and $4,437,000 for the years ended December 31, 2003 and 2002, respectively. In addition, the Company capitalized labor costs of approximately $36,000 for the period October 1, 2004 through December 31, 2004, and $83,000 and $2,339,000 for the years ended December 31, 2003 and 2002, respectively.

(h)    Depreciation and Amortization of Property and Equipment

        The Company provides for depreciation and amortization of property and equipment under the straight-line method, based on the estimated service lives of the various classes of property. Estimated useful lives are as follows:

Years
Network assets	5-15
Buildings	36
Switching equipment	5-8
Furniture, vehicles, and office equipment	3-5

(i)    Debt Issuance Costs

        In connection with the issuance of long-term debt (Note 7), the Company incurred approximately $24,072,000 in deferred financing costs through December 31, 2003. These debt issuance costs were amortized using the effective interest method over the term of the underlying obligation, ranging from eight to ten years. For the years ended December 31, 2003 and 2002, approximately $2,231,000 and $2,752,000, respectively, of amortization of debt issuance costs, including costs related to subsequently retired financings, was included in interest expense. As a result of the bankruptcy filing, all cost related to debt issuance balances as of August 15, 2003 were written off. These amounts were expensed to restructuring costs and totaled approximately $18,143,000.

        In October 2004, the senior notes of Horizon PCS Escrow Company became the senior unsecured obligations of Horizon PCS, Inc. (Note 7), and the Company incurred approximately $4,203,000 in associated debt issuance costs. These debt issuance costs are being amortized using the effective interest rate method over 8 years. Accordingly, approximately $131,000 of amortization was included in interest expense for the period October 1, 2004 to December 31, 2004.

(j)    Goodwill and Other Intangible Assets

        On January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets (Note 4). Pursuant to SFAS No. 142, goodwill and intangible assets determined in fresh-start reporting,or acquired in a purchase business combination, and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. Prior to January 1, 2002, the Company amortized goodwill on a straight-line basis over a 20-year period. Under SFAS No. 142, the Company ceased amortization of goodwill and conducted an impairment test of the goodwill balance. As of January 1, 2002, the goodwill balance was deemed not to be impaired. However, the December 31, 2002 goodwill balance was deemed impaired and was written off during the fourth quarter of 2002. See Note 4 for further details on the impairment of goodwill.

(k)    Impairment of Long-Lived Assets

        Long-lived assets such as property, plant and equipment, and intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

        Goodwill and intangible assets not subject to amortization are tested annually for impairment. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value (Note 4).

        Horizon PCS was not in compliance with certain covenants contained in its financing documents as of June 30, 2003. This created the need for an impairment assessment of its intangible assets and property and equipment as required by SFAS No. 144. Therefore, Horizon PCS projected future undiscounted cash flows and determined they were insufficient to recover the carrying amounts for the intangible assets and property and equipment. This required Horizon PCS to recognize an impairment loss for the excess of carrying value over fair value. To determine fair value, Horizon PCS performed a valuation utilizing a cost approach adjusted for items such as technological and functional obsolescence as appropriate.

        Horizon PCS determined the carrying value of the intangible assets exceeded the fair value of the assets. As a result, Horizon PCS recorded impairment on the intangible assets of approximately $39,152,000. As a result of the impairment charge, Horizon PCS recorded a tax benefit of $6,031,000 due to the reduction of a deferred tax liability related to the intangibles bringing the net balance to zero. Additionally, Horizon PCS determined the fair market value of the property and equipment was less than the carrying value of the assets. As a result, Horizon PCS recorded an impairment of property and equipment of approximately $34,609,000. These impairment charges are included in depreciation expense in the accompanying consolidated statements of operations.

        As a result of the voluntary bankruptcy filing on August 15, 2003 the Company was required to perform another review of the carrying value of long-lived assets. Horizon hired a third party appraiser to perform this review. The appraiser projected future undiscounted cash flows based on updated information and determined that they were sufficient to support the carrying amounts for the property and equipment. Therefore no impairment was required to the long-lived assets at August 15, 2003 and December 31, 2003.

        During 2002, Horizon PCS launched switches in Tennessee and Pennsylvania and disconnected some switching equipment in Chillicothe, Ohio. As a result, approximately $6,200,000 of switching equipment was considered an impaired asset as defined by SFAS No. 144. Accordingly, depreciation expense for the year ended December 31, 2002, includes approximately $3,500,000 in impairment charges related to the impaired assets. The total amount of depreciation recorded through December 31, 2002 on this equipment was approximately $5,600,000. This equipment was sold for book value during 2003.

(l)    Derivative Financial Instruments

        The Company utilizes derivative financial instruments to reduce interest rate risk and not for trading or speculative purposes. Interest rate swap agreements are used to hedge the exposure of the variable interest rates of certain notes payable and are designed as cash flow hedges. The interest rate swap agreements involve the periodic exchange of payments without the exchange of the notional amount upon which the payments are based. The related amount payable to or receivable from counter-parties is included as an adjustment to accrued interest. The carrying amount of the interest swap agreements is included in accrued liabilities, with the changes in carrying amounts recorded as an adjustment to other comprehensive income (loss), a component of retained deficit. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively. The swaps matured in 2003.

(m)    Revenue Recognition

        The Company recognizes revenues when persuasive evidence of an arrangement exists, services have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured. The Company recognizes service revenue from the Company's subscribers as they use the service. The Company pro-rates monthly subscriber revenue over the billing period and records airtime usage in excess of the pre-subscribed usage plan. The Company's subscribers pay an activation fee when they initiate service. The Company reduces recorded service revenue for billing adjustments. Effective July 1, 2003, The Company adopted EITF No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. This EITF guidance addresses accounting for arrangements that involve multiple revenue-generating activities. In applying this guidance, separate contracts with the same party, entered into at or near the same time, will be presumed to be a bundled transaction, and the consideration will be measured and allocated to the separate units of the arrangement based on their relative fair values. The guidance in EITF 00-21 became effective for revenue arrangements entered into for quarters beginning after June 15, 2003. The Company elected to apply this guidance prospectively from July 1, 2003. Prior to the adoption of EITF 00-21, under the provisions of SAB No. 101, the Company accounted for the sale of its handsets and subsequent service to the customer as a single unit of accounting because the Company's wireless service is essential to the functionality of the Company's handsets. Accordingly, the Company deferred all activation fee revenue and its associated direct costs and amortized these revenues and costs over the average life of the Company's subscribers, which the Company estimates to be 24 months. Under EITF 00-21 The Company no longer needs to consider whether customers can use their handsets without the Company's wireless service provided to them. Because the Company meets the criteria stipulated in EITF 00-21, the adoption of EITF 00-21 requires the Company to account for the sale of the handset as a separate unit of accounting from the subsequent service to the customer. With the adoption of EITF 00-21, the Company now recognizes activation fee revenue generated from the Company's retail stores as equipment revenue. In addition, the Company recognizes the portion of the direct activation fee costs related to the handsets sold in the Company's retail stores. Subsequent to July 1, 2003, the Company has continued to apply the provisions of SAB No. 101 and have deferred and amortized activation fee revenue and costs generated by subscribers activated other than through the Company's retail stores.

        The Company participates in the Sprint PCS national and regional distribution program in which national retailers such as RadioShack and Best Buy sell Sprint PCS products and services. In order to facilitate the sale of Sprint PCS products and services, national retailers purchase wireless handsets from Sprint for resale and receive compensation from Sprint PCS for products and services sold. For industry competitive reasons, Sprint PCS subsidizes the price of these handsets by selling the handsets at a price below cost. Under the Company's affiliation agreements with Sprint PCS, when a national retailer sells a handset purchased from Sprint PCS to a subscriber in the Company's territory, the Company is obligated to reimburse Sprint PCS for the handset subsidy that Sprint originally incurred. The national retailers sell Sprint wireless services under the Sprint and Sprint PCS brands and marks. The Company does not receive any revenues from the sale of wireless handsets by national retailers. The Company classifies these Sprint PCS wireless handset subsidy charges as a sales and marketing expense for a wireless handset sale to a new subscriber and classify these subsidies as a cost of service for a wireless handset upgrade to an existing subscriber.

        The Company recognized approximately $19,000 for the period October 1, 2004 to December 31, 2004, $2,560,000 for the period January 1, 2004 to September 30, 2004, $5,182,000 in 2003 and $2,992,000 in 2002 of both activation fee revenue and customer activation expense, and had deferred approximately $279,000 and $3,749,000 of activation fee revenue and direct customer activation expense as of December 31, 2004 and 2003, respectively. In applying fresh-start reporting, the deferred activation revenue and expense were deemed to have a zero value and were eliminated in the fresh-start adjustments.

        A management fee of 8% of collected PCS revenues from Sprint PCS subscribers based in Horizon PCS' territory is accrued as services are provided, remitted to Sprint PCS and recorded as general and administrative expense. Revenues generated from the sale of handsets and accessories, inbound and outbound Sprint PCS roaming fees, and roaming services provided to Sprint PCS customers who are not based in Horizon PCS' territory are not subject to the 8% affiliation fee. Expense related to the management fees charged under the agreement was approximately $2,421,000 for the period October 1, 2004 to December 31, 2004, $9,559,000 for the period January 1, 2004 to September 30, 2004, $15,020,000 for the year ended December 31, 2003 and $12,027,000 for the year ended December 31, 2002.

(n)    Reorganization items

        Reorganization items relate to income recorded and expenses incurred as a direct result of the Predecessor's bankruptcy proceeding. These items include employee separations, lease commitments, equipment disposals, professional fees, key employee retention plan payments, amortization of debt issuance fees and warrants, accelerated accretion of the senior notes, and fresh-start adjustments. Reorganization items are displayed separately on the consolidated statements of operations.

(o)    Advertising Costs

        Costs related to advertising and other promotional expenditures are expensed as incurred. Advertising and promotional costs totaled approximately $902,000 for the period October 1, 2004 to December 31, 2004, $854,000 for the period January 1, 2004 to September 30, 2004, $3,340,000 in 2003 and $10,632,000 in 2002.

(p)    Stock-Based Compensation

        The Successor Company has adopted the provisions of SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS No. 123R"). Pursuant to SFAS No. 123R, the Company measures the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award as of the date of grant using the Black-Scholes option pricing model. The fair value is recognized in the consolidated statements of operations on a straight-line basis over the expected life of the equity instruments.

        In October 2004, the Successor Company adopted a stock option plan pursuant to which the Company's board of directors may grant stock options to officers, key employees and certain directors. The new stock option plan authorized grants of options to purchase up to 986,702 shares of authorized but unissued common stock. These stock options have 10 year terms and vest equally in six month increments over three years from the date of grant. Certain option awards provide for accelerated vesting if there is a change in control as defined by the plan.

        The compensation cost that has been charged against income for the plan was approximately $641,000 for the period October 1, 2004 through December 31, 2004. This compensation cost was based on the fair value of the options.

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the period ended December 31, 2004:

Successor Company:
Expected Dividend Yield	0.0%
Forfeiture rate	10.0%
Risk-free rate	3.1%
Expected volitility	130.0%
Expected life (in years)	3.0

        A summary of the Successor Company's option activity under the plan during the period October 1, 2004 through December 31, 2004, is as follows:

Options	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance as of October 1, 2004	—	$—
Granted	778,381	17.76
Exercised	—	—
Forfeited	—	—

Outstanding as of December 31, 2004	778,381	$17.76	9.81	$4,546,523

        The fair value of options on the November 11, 2004 grant date was approximately $14.31 per share. All options were issued at $17.76 and none were exercisable during the year. As of December 31, 2004, there was approximately $9.4 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of 2.81 years.

        In 1999, the Predecessor Company adopted a stock option plan pursuant to which the board of directors could grant stock options to officers, key employees and certain nonemployees. These stock options were eliminated in the Plan of Reorganization.

        The Predecessor Company applied the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. At the time, as allowed by SFAS No. 123, the Company elected to apply the intrinsic value-based method of accounting, and adopted the disclosure requirements of SFAS No. 148 Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123.

        The Predecessor Company applied APB Opinion No. 25 in accounting for the options granted to officers and key employees, and SFAS No. 123 in accounting for the options granted to certain nonemployees, under its plan. The accompanying consolidated financial statements reflect non-cash compensation charges relating to the Predecessor Company of approximately $145,000 for the period January 1, 2004 through September 30, 2004, and $620,000 and $681,000 for the years ended December 31, 2003 and 2002, respectively. These options were cancelled as part of the Plan of Reorganization.

        The following table illustrates the effect on net income (loss) if the fair-value-based method under SFAS No. 123 had been applied to all outstanding and unvested awards in each period.

	Predecessor Company
		Year Ended December 31,
	January 1, 2004 Through September 30, 2004
		2003	2002
Net income (loss) attributed to common stockholders—as reported	$416,933,788	$(298,466,380)	$(188,704,072)
Add stock-based employee compensation expense included in reported net loss	145,044	619,640	680,749
Deduct total stock-based employee compensation expense determined under fair value base method for all awards, net of related tax effects	(145,010)	(791,141)	(1,150,666)

Pro forma net income (loss) attributed to common stockholders	$416,933,822	$(298,637,881)	$(189,173,989)

        The fair value of options granted during 2002 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for each respective period ended:

Predecessor Company
Year Ended December 31, 2002
Expected Dividend Yield	0.0%
Risk-free interest rate	5.0%
Expected volitility	95.0%
Expected life (in years)	10.0

        Stock option activity for the Predecessor Company during the periods indicated is as follows:

	Number of Class A Options	Weighted Average Exercise Price	Number of Class B Options	Weighted Average Exercise Price
Balance as of December 31, 2001	116,971	5.88	4,196,883	0.12
Granted	200,000	5.60	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—

Balance as of December 31, 2002	316,971	5.70	4,196,883	0.12
Granted	—	—	—	—
Exercised	—	—	(200)	0.12
Forfeited	—	—	(80,709)	0.12

Balance as of December 31, 2003	316,971	5.70	4,115,974	0.12
Eliminated in bankruptcy	(316,971)	5.70	(4,115,974)	0.12
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—

Balance as of September 30, 2004	—	$—	—	$—

(q)    Net Loss Per Share

        The Company computes net loss per common share in accordance with SFAS No. 128, Earnings per Share. Basic and diluted net loss per share attributed to common stockholders is computed by dividing net loss attributed to common stockholders for each period by the weighted-average outstanding common shares. No conversion of common stock equivalents has been assumed in the calculation since the effect would be antidilutive. As a result, the number of weighted-average outstanding common shares as well as the amount of net loss per share is the same for basic and diluted net loss per share calculations for the period presented. The only items that could potentially dilute earnings per share in the future are common stock options. The common stock options will be included in the diluted earnings per share calculation when dilutive. Net income (loss) per share for periods prior to October 1, 2004 are not shown as the common stock of the Predecessor Company was cancelled as part of the Plan of Reorganization, and therefore are no longer meaningful.

(r)    Site Bonuses

        During 2001 and 2000, the Company received $740,000 and $7,220,000, respectively, for site bonuses from SBA, which constructs towers leased by the Company. The Company defers and amortizes the site bonus over the life of the respective lease. For the period January 1, 2004 to September 30, 2004 and for the years 2003 and 2002, the Company recorded approximately $718,000, $957,000 and $941,000, respectively, as a reduction to lease expense. In applying fresh-start reporting, the remaining site bonuses to be amortized were deemed to have zero value, and were eliminated in the fresh-start adjustments.

(s)    Postretirement Plans

        The Company sponsored a defined benefit health care plan for substantially all retirees and employees until July 15, 2004. The Company measured the costs of its obligation based on its best estimate. The net periodic costs were recognized as employees rendered the services necessary to earn the postretirement benefits. This benefit was terminated on July 15, 2004.

(t)    Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(u)    Concentration of Credit Risk

        The Company maintains cash and cash equivalents in an account with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation. The financial institution is one of the largest banks in the United States and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

        Restricted cash was invested in short-term government money market funds. The Company did not believe there was significant credit risk associated with the funds as the underlying securities were issued by the U.S. Treasury Department.

        The Company maintains accounts with nationally recognized investment managers. The Federal Deposit Insurance Corporation does not insure such deposits. Management does not believe there is significant credit risk associated with these uninsured deposits.

        Other financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable from subscribers. Management believes the risk is limited due to the number of customers comprising the Company's customer base and its geographic diversity.

        A significant amount of the Company's financial transactions result from the Company's relationship with Sprint. Additionally, Sprint holds approximately four to eleven days of the Company's subscriber lockbox receipts prior to remitting those receipts to the Company weekly. The Company does not record these lockbox receipts until Sprint remits them.

(v)    Recent Accounting Pronouncements

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which replaces SFAS No. 123, Accounting for Stock-Based Compensation and supercedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. SFAS No. 123R has been adopted as discussed in Note 3 and did not have a material effect on our consolidated financial statements.

        In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's financial position and results of operations.

(w)    Reclassifications

        Certain prior year amounts have been reclassified to conform with the 2004 presentation.

(4)    Goodwill and Intangible Assets

        On October 1, 2004, the Company recorded intangible assets related to the fair value of owned licensed spectrum, its subscriber base and the Sprint affiliation agreements. The owned licensed spectrum was determined to have an indefinite life as it is expected to be renewed with minimal effort and cost. The subscriber base is being amortized on a straight-line basis over 24 months, which is the estimated average life of a customer. The Sprint affiliation intangible is being amortized over the remaining life of the Sprint affiliation agreements, or 164 months. For the period from October 1, 2004 to December 31, 2004, the Company incurred $8,918,000 of amortization expense. The detail of intangibles as of December 31, 2004, is as follows:

	Amortization Period	Gross Intangible Value	Accumulated Amortization	Net Intangible Value
Successor intangible assets:
Owned licensed spectrum	Indefinite	$1,200,000	$—	$1,200,000
Subscriber base	2 years	63,150,750	(7,893,844)	55,256,906
Sprint affiliation	13.67 years	56,000,000	(1,024,390)	54,975,610

		$120,350,750	$(8,918,234)	$111,432,516

        Future amortization for the next five years is as follows:

	Year Ended December 31,
	2005	2006	2007	2008	2009
Subscriber base	$31,575,375	$23,681,531	$—	$—	$—
Sprint affiliation	4,097,561	4,097,561	4,097,561	4,097,561	4,097,561

Total	$35,672,936	$27,779,092	$4,097,561	$4,097,561	$4,097,561

        The value of the owned license spectrum intangible was tested under the requirements of SFAS No. 142 as of December 31, 2004, and was deemed to be unimpaired.

        During 1999, the Company entered into a joint venture agreement through the purchase of 25.6% of Bright PCS. On June 27, 2000, the Company acquired the remaining 74.4% of Bright PCS. The total purchase price was approximately $49,300,000 and was treated as a purchase method acquisition for accounting purposes. The purchase price exceeded the fair market value of the net assets acquired by approximately $7,778,000. The resulting goodwill was amortized on a straight-line basis over 20 years until December 31, 2001.

        On December 31, 2002, the Company performed the annual valuation assessment of goodwill. This valuation determined that the carrying amount of the goodwill exceeded the fair value of the assets. As a result the Company recorded goodwill impairment of $13,222,180, related to the impairment of goodwill and impact of acquisition-related deferred taxes. The impairment eliminated the entire balance of goodwill as of December 31, 2002. The fair value was measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

        In conjunction with the acquisition of Bright PCS, the Company recognized an intangible asset totaling approximately $33,000,000 related to the licensing agreement. It was being amortized on a straight line basis over 20 years, the initial term of the underlying management agreement. In addition, the Company agreed to grant Sprint warrants to acquire shares of common stock in exchange for the right to service additional PCS markets. These licenses were recorded as an intangible asset of approximately $13,356,000 (Note 12) and were being amortized on a straight line basis over approximately 18 years. In June 2003, Horizon PCS performed an evaluation of both intangible assets under SFAS No. 144.

        Accordingly, the Sprint licenses were deemed impaired, and resulted in the elimination of the entire balance of the Sprint licenses.

(5)    Property and Equipment

        Property and equipment consists of the following as of December 31:

	Successor Company 2004	Predecessor Company 2003
Network assets	$89,174,889	$130,727,556
Switching equipment	26,413,700	64,442,793
Furniture, vehicles, and office equipment	1,322,057	7,891,132
Building	1,680,000	—
Land	470,000	966,689

Property and equipment in service	$119,060,646	$204,028,170
Accumulated depreciation	(16,620,410)	(34,075,900)

Property and equipment in service, net	102,440,236	169,952,270
Construction work in progress	3,818,094	1,835,513

Total property and equipment, net	$106,258,330	$171,787,783

        On October 1, 2004, the Company applied fresh-start reporting, which required the assets and liabilities to be recorded at fair value. Accordingly, the Company wrote down the value of the property, plant and equipment approximately $26.6 million. The value of the property, plant and equipment, along with the intangibles with identifiable useful lives, were tested in accordance with SFAS No. 144 as of December 31, 2004, and were deemed to be unimpaired.

        In June 2004, the Company sold seven retail store leases and related store assets in the Ntelos market, with a net book value of approximately $1.6 million, to Sprint PCS (Note 15).

        During 2003 and 2002, the Company retired certain network assets and replaced them with equipment required to upgrade the network. As a result of these retirements, the Company recorded a loss on disposal of $216,312 and $631,417 for the years ended December 31, 2003 and 2002, respectively.

        During the first quarter of 2003, Horizon PCS recorded a liability of $22,600 and a cumulative change in accounting principle of $9,570 related to the adoption SFAS No. 143 for potential costs associated with certain asset retirement obligations. The cumulative change in accounting principle is included in "interest income and other, net" on the accompanying statement of operations.

        During the second quarter of 2003, Horizon PCS reduced the book value of the network assets related to an impairment recorded on property and equipment discussed above in Note 3.

(6) Sprint Agreements

        Under the Sprint Agreements, Sprint provides the Company significant support services such as billing, collections, long distance, customer care, network operations support, inventory logistics support, use of the Sprint and Sprint PCS brand names, national advertising, national distribution, and product development. Additionally, the Company derives substantial roaming revenue and expenses when Sprint's and Sprint's network partners' PCS wireless subscribers incur minutes of use in the Company's territories and when the Company's subscribers incur minutes of use in Sprint and other Sprint network partners' PCS territories. These transactions are recorded in roaming revenue, cost of service, cost of equipment, and selling and marketing expense captions in the accompanying consolidated statements of operations. Cost of service and roaming transactions include long distance charges, roaming expense, and the costs of services such as billing, collections, and customer service and other pass-through expenses. Cost of equipment transactions relate to inventory purchased by the Company from Sprint under the Sprint Agreements. Selling and marketing transactions relate to subsidized costs on handsets and commissions paid by the Company under Sprint's national distribution program. The 8% management fee is included in general and administrative. Amounts recorded relating to the Sprint Agreements are approximately as follows:

	Successor Company	Predecessor Company
			Year Ended December 31,
	October 1, 2004 Through December 31, 2004	January 1, 2004 Through September 30, 2004
			2003	2002
Roaming revenue	$11,515,778	$37,892,099	$53,223,520	$51,687,545

Cost of service:
Roaming	$7,654,182	$29,212,646	$45,593,205	$40,883,189
Billing and customer care	3,581,131	12,041,770	22,328,999	20,587,070
Long distance	1,535,441	6,513,584	10,810,726	10,469,590

Total cost of service	12,770,754	47,768,000	78,732,930	71,939,849
Selling and marketing	133,777	663,963	970,320	2,566,222
General and administrative:
Management fee	2,420,702	9,559,334	15,020,045	12,027,148

Total expense	$15,325,233	$57,991,297	$94,723,295	$86,533,219

(7)    Long-Term Debt

        The components of long-term debt outstanding are as follows:

		Successor Company	Predecessor Company
		December 31,
	Interest Rate at December 31, 2004
		2004	2003
Senior notes	11 3/8%	$125,000,000	$—
Discount notes		—	295,000,000
Senior notes		—	175,000,000
Secured credit facility—term loan A		—	105,000,000
Secured credit facility—term loan B		—	50,000,000

Long-term debt, face value		$125,000,000	$625,000,000
Less:
Debt classified as liability subject to compromise due to bankruptcy filing		—	(625,000,000)

Total long-term debt, net		$125,000,000	$—

        In the second quarter of 2004, Horizon PCS Escrow Company issued $125.0 million of 11 3/8% senior notes. The net proceeds of the 11 3/8% senior notes offering were restricted and placed in an escrow account until the Company's emergence on October 1, 2004. On October 1, 2004, the proceeds were used to extinguish the remaining balance of the secured credit facilities.

        We will pay interest on the 11 3/8% senior notes semi-annually on each January 15 and July 15 commencing on January 15, 2005. These senior notes mature on July 15, 2012, and contain restrictive covenants. The Company is in compliance with these covenants as of December 31, 2004.

        The 11 3/8% senior notes are guaranteed by the Company's existing subsidiaries, Horizon Personal Communications, Inc., and Bright Personal Communications Services, LLC, and will be guaranteed by the Company's future domestic restricted subsidiaries. The Company has no independent assets or operations apart from its subsidiaries. The guarantees are general unsecured obligations. Each guarantor unconditionally guarantees, jointly and severally, on a senior subordinated basis, the full and punctual payment of principal premium and liquidated damages, if any, and interest on the discount notes when due. There are no significant restrictions on the ability of the Company to obtain funds from its subsidiaries from dividend or loan. If the Company creates or acquires unrestricted subsidiaries and foreign restricted subsidiaries, these subsidiaries need not be guarantors.

        Upon consummation of the Plan of Reorganization on October 1, 2004, Horizon PCS Escrow Company merged with and into Horizon PCS, Inc. The 11 3/8% senior notes became the senior unsecured obligations of Horizon PCS, Inc. and are jointly and severally guaranteed by all of its existing and future domestic restricted subsidiaries. Under the Plan of Reorganization, the 14% discount notes and the 13 3/4% senior notes were cancelled and the holders of the 14% discount notes and 13 3/4% senior notes became equity holders of the reorganized company.

        On December 7, 2001, the Company received $175,000,000 from the issuance of unsecured senior notes (the senior notes) due on June 15, 2011. Interest was paid semi-annually on June 15 and December 15 at an annual rate of 13.75%, with interest payments commencing June 15, 2002. Approximately $48,660,000 of the offering's proceeds were placed in an escrow account to fund the first four semi-annual interest payments.

        On September 26, 2000, the Company received $149,680,050 from the issuance of $295,000,000 of unsecured senior discount notes due on October 1, 2010 (the discount notes). The discount notes were to accrete in value until October 1, 2005, at a rate of 14% compounded semi-annually. Cash interest on the notes was to be payable on April 1 and October 1 of each year, beginning on April 1, 2006. The discount notes included warrants to purchase 3,805,500 shares of the Company's class A common stock at $5.88 per share. The warrants represented the right to purchase an aggregate of approximately 4.0% of the issued and outstanding common stock of the Company on a fully diluted basis, assuming the exercise of all outstanding options and warrants to purchase common stock and the conversion of the convertible preferred stock (Note 10) into shares of class A common stock. The proceeds from the issuance of the discount notes were allocated to long-term debt and the value of the warrants ($20,245,000 or $5.32 per share) was allocated to additional paid-in capital. The fair value of the warrants was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0.0%, a risk-free interest rate of 6.5%, expected life of 10 years (equal to the term of the warrants), and a volatility of 95%.

        On September 26, 2000, and concurrent with the issuance of the convertible preferred stock (Note 11) and the discount notes described above, the Company entered into a senior secured credit facility (the secured credit facility) with a group of financial institutions to provide an aggregate commitment, subject to certain conditions, of up to $250,000,000 (including a $95,000,000 line of credit, a $50,000,000 term note and a $105,000,000 term note) expiring on September 30, 2008. The secured credit facility beared interest at various floating rates, which approximated one to six month LIBOR rates plus 400 to 450 basis points. The secured credit facility was collateralized by a perfected security interest in substantially all of the Company's tangible and intangible current and future assets, including an assignment of the Company's affiliation agreements with Sprint and a pledge of all of the capital stock of the Company's subsidiaries. As of December 31, 2003, the outstanding balance on the secured credit facility was $155,000,000. The Company paid a commitment fee of 1.375% on the unused portion of the $250,000,000 note through August 14, 2003 when the Company filed for bankruptcy. Amounts recorded relating to this commitment fee expense for the year ended December 31, 2003 and 2002, are as follows:

	Predecessor Company
	2003	2002
Secured credit facility—term loan A	$—	$325,000
Line of credit	821,000	1,324,000

Total commitment fee expense	$821,000	$1,649,000

(8)    Income Taxes

        The Company's provision for income tax expense (benefit) consists of:

	Successor Company	Predecessor Company
	October 1, 2004 Through December 31, 2004	January 1, 2004 Through September 30, 2004	Year Ended Dec 31,
			2003	2002
Current	$—	$—	$—	$—
Deferred	—	—	(6,031,000)	—

Tax expense (benefit)	$—	$—	$(6,031,000)	$—

        The reconciliation of the differences between the effective income tax expense (benefit) and the federal income tax expense (benefit) computed at the federal statutory rate of 35% is as follows:

	Successor Company	Predecessor Company
	October 1, 2004 Through December 31, 2004	January 1, 2004 Through September 30, 2004	Year Ended December 31,
			2003	2002
Tax at statutory rate applied to pretax Book loss	$(8,414,617)	$149,474,218	$(102,136,049)	$(61,931,737)
Increase (decrease) in tax from:
State income tax expense (benefit)	(1,071,813)	21,933,435	(13,282,521)	(7,852,928)
Restructuring charges not deductible for tax	911,928	4,045,827	—	—
Goodwill impairment	—	—	—	4,627,740
Nondeductible interest	—	—	9,131,240	2,286,992
Change in valuation allowance	8,574,502	(175,467,480)	99,732,350	62,823,423
Other, net	—	14,000	523,980	46,510

Total tax expense (benefit)	$—	$—	$(6,031,000)	$—

        Deferred income taxes result from temporary differences between the financial reporting and the tax basis amounts of existing assets and liabilities. The source of these differences and tax effect of each are as follows, as of December 31:

	Successor Company 2004	Predecessor Company 2003
Deferred income tax assets:
Deferred income—site bonuses	$—	$1,939,333
Allowance for doubtful accounts	398,420	736,197
Sprint PCS Licenses—Bright acquisition	3,631,416	4,033,674
Accrued vacation	153,330	186,103
Net operating loss carryforwards	93,958,699	160,746,722
Interest expense	—	50,333,267
Other	1,151,668	13,211,596

Total deferred income tax assets	$99,293,533	$231,186,892

Deferred income tax liabilities:
Property and equipment	$(2,293,348)	$(14,904,884)
Intangible assets	(44,573,006)	—
Capitalized interest	(29,692)	(5,289,232)
Other	(111,539)	(160,076)

Total deferred income tax liabilities	$(47,007,585)	$(20,354,192)

Deferred income taxes, net	$52,285,948	$210,832,700
Less valuation allowance	(52,285,948)	(210,832,700)

Total deferred income taxes, net	$—	$—

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. No benefit for federal income taxes has been recorded for the period ended December 31, 2004, the period ended September 30, 2004 and for the years ended December 31, 2003 and 2002, as the net deferred tax asset generated, primarily related to net operating loss carryforwards, was offset by a full valuation allowance because it is not considered more likely than not that these benefits will be realized due to the Company's losses since inception.

        The Company realized approximately $187.0 million cancellation of debt, or "COD," income for income tax purposes as a result of the implementation of the Plan of Reorganization. The difference between the tax COD income of $187.0 million and the book COD income of $321.9 million is a result of the application of the Internal Revenue Code provisions related to high yield debt obligations. Because the Company was a debtor in a bankruptcy case at the time it realized the COD income, it will not be required to include such COD income in its taxable income for federal income tax purposes. Instead, the Company is required to reduce certain of its tax attributes (including NOL carryforwards) by the amount of COD income so excluded. The Company's net operating loss carryforwards at December 31, 2004 have been adjusted for this impact.

        An "ownership change" (as defined in Internal Revenue Code Section 382 ("Section 382")) occurred on October 1, 2004, in connection with the emergence from bankruptcy and with respect to the Company's new stock issued under the Plan of Reorganization. An ownership change generally occurs if certain persons or groups increase their aggregate ownership percentage in a corporation's stock by more than 50 percentage points in the shorter of any three-year period beginning the day after the day of the last ownership change. Section 382 will limit the Company's future ability to utilize any remaining NOLs generated before the ownership change and certain subsequently recognized "built-in" losses and deductions, if any, existing as of the date of the ownership change. The Company's ability to utilize new NOLs arising after the ownership change will not be affected. At December 31, 2004, the Company has net operating loss carryforwards for federal income tax purposes of approximately $217.0 million, which are available to offset future taxable income through 2024. The utilization of such net operating loss carryforwards is limited as a result of the ownership change in connection with the Plan of Reorganization. The amount of this annual limitation is approximately $7.2 million.

(9)    Postretirement Benefits

        The post retirement benefit plan was eliminated in July 2004. Therefore, the Company will not record expense in future periods. The $1.4 million liability at the time of the announcement was reversed to benefit expense during the third quarter of 2004.

        Certain employees of the Company participated in the Horizon Telcom's, the Parent of the Predecessor Company, postretirement plan. The plan was maintained by the Horizon Telcom and the Company was charged based on its employee participation in the plan. The Company applied the accounting and measurement practices prescribed by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and the disclosure requirements of SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which superceded the disclosure requirements of SFAS No. 106. As permitted by SFAS No. 106, the Company elected to amortize the accumulated postretirement benefit obligation existing at the date of adoption (the transition obligation) over the estimated remaining service life of employees. The accrued benefit cost was included in other long-term liabilities in the accompanying consolidated balance sheets.

        The plan provided coverage of postretirement medical, prescription drug, telephone service, and life insurance benefits to eligible retirees whose status, at retirement from active employment, qualified for postretirement benefits. Coverage of postretirement benefits was also provided to totally and permanently disabled active employees whose status, at disablement, qualified for postretirement benefits as a retiree from active employment (retired disabled). Certain eligible retirees were required to contribute toward the cost of coverage under the postretirement health care and telephone service benefits plans. No contribution was required for coverage under the postretirement life insurance benefits plan. Unrecognized prior service cost was being amortized over the estimated remaining service life of employees.

        The funding status of the Company's participation in the postretirement benefit plan as of December 31, 2004 and 2003 is as follows:

	2004	2003
	(In thousands)
Change in benefit obligation
Benefit obligation, beginning of year	$1,403,960	$879,463
Service cost	222,498	370,136
Interest cost	65,811	80,953
Actuarial loss	—	635,671
Effect of curtailment	—	(562,263)
Discontinued post retirement benefits	(1,692,269)	—

Benefit obligation, end of year	$—	$1,403,960

Change in plan assets:
Fair value of plan assets, beginning of year	$—	$—
Employer contributions
Benefits paid

Fair value of plan assets, end of year	$—	$—

Funded status	$—	$(1,403,960)
Unrecognized transition obligation	—	30,888
Unrecognized prior service cost	—	34,252
Unrecognized actuarial (gain) or loss	—	237,810

Accrued benefit cost	$—	$(1,101,010)

Weighted average assumptions at December 31:
Discount rate		6.25%

        The assumed medical benefit cost trend rate used in measuring the accumulated postretirement benefit obligation for the under age 65 retirees and their spouses was 10% in 2003 and 10% in 2002, declining gradually to 5% for all periods presented. For the over 65 retirees and their spouses, the assumed medical benefit cost trend rate was 10% in 2003 and 10% in 2002, declining gradually to 5% for all periods presented. The assumed dental and vision benefit cost was 0 as no employees were receiving these benefits. The telephone service benefit cost trend rate for retirees and their spouses in 2003 and 2002, was estimated at 5% for all future years.

        The following summarizes the components of net periodic benefit costs of the Company's participation in the postretirement benefit plan for the years ended December 31, 2003:

	Predecessor Company
	2004	2003	2002
	(In thousands)
Components of net periodic benefit cost:
Service cost	$222,498	$370,136	$246,808
Interest cost	65,811	80,953	33,719
Amortization of transition obligation	2,106	4,340	5,435
Amortization of prior service cost	1,647	3,394	4,250
Recognized net actuarial gain (loss)	4,566	19,844	—

Net periodic benefit cost	$296,628	$478,667	$290,212
Curtailment	—	62,841	—
Discontinuation of post retirement benefits	(1,397,638)	—	—

Total expense	$(1,101,010)	$541,508	$290,212

        In May 1999, the Company adopted a defined contribution plan covering certain eligible employees. The plan provides for participants to defer up to 15% of the annual compensation, as defined under the plan, as contributions to the plan. The Company has the option, at the direction of the board of directors, to make a matching contribution to the plan of up to 50% of an employee's contribution to the plan, limited to a maximum of 3% of the employee's salary. A matching contribution of approximately $33,000 was recognized for the period October 1, 2004 to December 31, 2004 and $158,000 for the period January 1, 2004 to September 30, 2004. A matching contribution of $305,000 and $361,000 was recognized during 2003 and 2002, respectively.

(10)    Redeemable Convertible Preferred Stock

        Prior to the reorganization, the Predecessor Company had authorized 175,000,000 shares of convertible preferred stock at $0.0001 par value. On September 26, 2000, an investor group purchased 23,476,683 shares of convertible preferred stock for approximately $126,500,000 in a private placement offering. Concurrent with the closing, holders of a $14,100,000 short-term convertible note converted the principal and unpaid interest into 2,610,554 shares of the same convertible preferred stock purchased by the investor group. The convertible preferred stock paid a 7.5% stock dividend semi-annually, commencing April 30, 2001. The dividends were payable in additional preferred stock. Through September 30, 2004, the Company paid a cumulative total $35,941,922 of dividends in additional shares of convertible preferred stock. On October 1, 2004, the convertible preferred stock was eliminated under the Plan of Reorganization.

(11)    Common Stock

        Under the Plan of Reorganization, the Company has authorized 25,000,000 shares of common stock at $0.0001 par value and 10,000,000 shares of preferred stock at $0.0001 par value. As of December 31, 2004, the Company has issued and outstanding 8,909,568 shares of common stock.

(12)    Sprint PCS Warrants

        On May 19, 2000, pursuant to an addendum to its Sprint PCS Management Agreement, Horizon PCS agreed to grant to Sprint warrants to acquire 2,510,460 shares of Horizon PCS' class A common stock in consideration for additional PCS service areas. The warrants were to be issued to Sprint at the earlier of (i) an initial public offering of Horizon PCS' common stock or (ii) July 31, 2003. By September 30, 2000, Horizon PCS completed the required purchase of certain Sprint assets. Horizon PCS valued the warrants and recorded an intangible asset of approximately $13,356,000 (based on a price of $5.88 per share, valued using the Black-Scholes pricing model using an expected dividend yield of 0.0%, a risk-free interest rate of 6.5%, expected life of 10 years and a volatility of 95%). The intangible asset was being amortized over the remaining term of the Sprint management agreement resulting in approximately $752,000 of amortization expense per year. The warrants were not issued by July 31, 2003 and were not issued during the Horizon PCS' bankruptcy proceeding. During 2003, Horizon PCS determined the carrying value of the Sprint licenses exceeded the fair value of the assets. As a result, Horizon PCS recorded an impairment of approximately $11,286,000 (Note 4). The Sprint warrants were cancelled in the bankruptcy proceedings.

(13)    Disclosures About Fair Value of Financial Instruments

        SFAS No. 107 requires disclosure of the fair value of all financial instruments. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value may be based on quoted market prices for the same or similar financial instruments or on valuation techniques such as the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

        The estimates of fair value required under SFAS No. 107 require the application of broad assumptions and estimates. Accordingly, any actual exchange of such financial instruments could occur at values significantly different from the amounts disclosed. As cash and cash equivalents, current receivables, current payables and certain other short-term financial instruments are all short term in nature, their carrying amounts approximate fair value. The carrying values of restricted cash approximate fair value as the investment funds are short-term. The Company's secured credit facility was based on market-driven rates and, therefore, its carrying value approximated fair value. The fair values of the senior and discount notes, set forth below, were based on market rates for the Company's notes.

	Fair Value			Recorded Value
December 31, 2004		$140,468,750		$125,000,000
December 31, 2003	$		**	$470,000,000

**
Fair value could not be determined as of December 31, 2003 because the Company was in bankruptcy.

        In the first quarter of 2001, the Company entered into a two-year interest rate swap, effectively fixing $25,000,000 of a term loan under the secured credit facility (Note 7) at a rate of 9.4%. In the third quarter of 2001, the Company entered into a two-year interest rate swap, effectively fixing the remaining $25,000,000 borrowed under the secured credit facility at 7.65%. The swaps were designated as a hedge of a portion of the future variable interest cash flows expected to be paid under the secured credit facility borrowings. Other comprehensive income may fluctuate based on changes in the fair value of the swap instrument. A gain of approximately $395,000 and $443,000 was recorded in other comprehensive income during the years ended December 31, 2003 and 2002, respectively. The Company also recognized a loss of approximately $14,000 and $49,000 as interest income and other in the statement of operations during 2003 and 2002, respectively, related to the ineffectiveness of the hedge. The swaps matured in 2003.

(14)    Related Parties

        Horizon Personal Communications, one of the Company's operating subsidiaries, has entered into a service agreement with Horizon Services, Inc. and a separate services agreement with Horizon Technology, Inc. Horizon Services and Horizon Technology are both wholly owned subsidiaries of Horizon Telcom, Inc., the Company's largest stockholder prior to the Reorganization. Thomas McKell, a former director and the father of the Company's CEO, is the President and a director and stockholder of Horizon Telcom. Prior to the effective date of our Plan of Reorganization on October 1, 2004, Horizon Telcom was the majority stockholder of Horizon PCS, Inc.

        Horizon Services provides services to Horizon Personal Communications and Bright PCS including insurance functions, accounting services, computer access and other customer relations, human resources, and other administrative services that the Company would otherwise be required to undertake on its own. These agreements have a term of three years, with the right to renew the agreement for additional one-year terms each year thereafter. The Company has the right to terminate each agreement during its term by providing 90 days' written notice to Horizon Services. Horizon Services may terminate the agreement prior to its expiration date only in the event that the Company breach its obligations under the services agreement and the Company does not cure the breach within 90 days after the Company receives written notice of breach from Horizon Services. Horizon Services is entitled to the following compensation from the Company for services provided:

  •
  direct labor charges at cost; and

  •
  expenses and costs that are directly attributable to the activities covered by the agreement on a direct allocation basis.

        The agreement provides that Horizon Services' obligations do not relieve the Company of any of its rights and obligations to its subscribers and to regulatory authorities having jurisdiction over them. Horizon Services received compensation from the Company of approximately $800,000 for the period October 1, 2004 to December 31, 2004, $3.8 million for the period January 1, 2004 to September 30, 2004, $5.4 million in 2003 and $5.2 million in 2002. As of December 31, 2004, the Company had a non-interest bearing payable to Horizon Services of approximately $445,000 and a receivable of approximately $8,000.

        The Company leases its principal office space and the space for certain equipment from The Chillicothe Telephone Company, a former affiliate of ours prior to our emergence from bankruptcy and a wholly-owned subsidiary of Horizon Telcom. Under the lease, the Company paid The Chillicothe Telephone Company $30,000 for the period October 1, 2004 to December 31, 2004, $90,000 for the period January 1, 2004 to September 30, 2004, and $120,000 per year in 2003 and 2002. The Company believes the lease was made on terms no less favorable to the Company than would have been obtained from a non-affiliated third party. The lease term expires in May 2007. As of December 31, 2004, the

Company had a payable to The Chillicothe Telephone Company of approximately $40,000, and a receivable of approximately $26,000.

(15)    Sprint Transaction

        In August 1999, the Company entered into a wholesale network services agreement with the West Virginia PCS Alliance, L.C. and the Virginia PCS Alliance, L.C. (the Alliances), two related, independent PCS providers whose network is managed by NTELOS. Under the network services agreement, the Alliances provide the Company with the use of and access to key components of their network in most of Horizon PCS' markets in Virginia and West Virginia. The initial term was through June 8, 2008, with four automatic ten-year renewals.

        On May 12, 2004, the Company executed two related agreements with Sprint PCS, which pertained to the sale of most of its assets in the NTELOS markets to Sprint PCS, the termination of the Company's contractual relationship with Sprint PCS in the Company's NTELOS markets in Virginia and West Virginia and the settlement of existing litigation and billing disputes between Sprint PCS and the Company. On June 1, 2004, the Bankruptcy Court approved the transactions and the related agreements. On June 14, 2004, the Bankruptcy Court's order of approval became final, and on June 15, 2004, the parties closed the Sprint Transaction.

        Under an Asset Purchase Agreement, Sprint PCS paid the Company approximately $33.0 million, net of the Company's payment of $4.0 million to settle disputed changes, to acquire the Company's economic interests in approximately 92,500 subscribers in the Company's NTELOS markets in Virginia and West Virginia. In addition to the subscribers, this transaction also included the Company's transfer to Sprint PCS of seven retail store leases and related store assets in these markets, with a net book value of approximately $1.6 million. At the closing, Sprint PCS assumed responsibility for the marketing, sales and distribution of Sprint PCS products and services in these areas. Pursuant to a motion with the Bankruptcy Court, the Company rejected the Company's network service agreement with NTELOS, effective upon the closing of the Sprint Transaction.

        The Company and Sprint also signed a related settlement agreement and mutual release, which resulted in a dismissal of the litigation brought by the Company against Sprint in August 2003 and the settlement of a series of billing disputes raised by the Company since May 2003. In its lawsuit against Sprint, the Company alleged that Sprint PCS had breached the affiliation agreements, generally with respect to amounts billed to the Company under those agreements. The Company also alleged breaches of fiduciary duties, violations of federal and state statutes and other claims. With respect to the billing disputes, the Company had disputed charges for services rendered by Sprint PCS from May 2003 through the date of the settlement agreements. Under the settlement agreement and mutual release, Sprint PCS released the Company from all of its claims for these charges in return for the payment by the Company of $4.0 million, and the Company released all of its claims against Sprint. The settlement also resulted in the Company's forgiveness of $16.2 million of amounts owed to Sprint, offset by the Company's forgiveness of $5.5 million of receivables from Sprint PCS. The net gain of $42.1 million is included in loss (gain) on disposal or sale of PCS assets in the accompanying consolidated statements of operations during the period January 1, 2004 through September 30, 2004.

(16)    Commitments and Contingencies

(a)    Sprint Fees

        The Successor Company has disputed and withheld from payment approximately $1.2 million of charges from Sprint related to 3G and third party handset returns. These charges have been expensed during 2004 and are accrued in the payable to Sprint as of December 31, 2004.

(b)    Operating Leases

        The Company leases office space and various equipment under several operating leases. In addition, the Company has tower lease agreements with third parties whereby the Company leases towers for substantially all of the Company's cell sites. The tower leases are operating leases which generally have a term of five to ten years with three consecutive five-year renewal option periods.

        The Company also leases space for its retail stores. As of December 31, 2004, the Company leased all of its 10 stores operating throughout its territories.

        The following table summarizes the annual lease payments required under the Company's existing lease agreements as of December 31, 2004.

December 31
Year:
2005	$14,021,788
2006	9,437,823
2007	4,667,269
2008	3,390,530
2009	2,990,490
Thereafter	2,162,183

Future operating lease obligations	$36,670,083

        Rental expense for all operating leases was approximately $3,946,000 for the period October 1, 2004 to December 31, 2004, $12,413,000 for the period January 1, 2004 to September 30, 2004, $17,168,000 for the year ended December 31, 2003 and $15,241,000 for year ended December 31, 2002.

(c)    Legal Matters

        The Company is party to legal claims arising in the normal course of business. Although the ultimate outcome of the claims cannot be ascertained at this time, it is the opinion of management that none of these matters, when resolved, will have a material adverse impact on the Company's results of operations or financial condition.

(17)    Subsequent Events

        On March 17, 2005, the Company entered into an Agreement and Plan of Merger with iPCS, Inc. ("iPCS"), another Sprint PCS Affiliate, pursuant to which the Company will be merged with and into iPCS. Pursuant to the merger, each issued and outstanding share of the Company's common stock will be converted into 0.7725 shares of common stock of iPCS, subject to adjustments for subsequent issuances of warrants, stock dividends and other similar transactions. Outstanding options of to purchase the Company's common stock will be converted into options to purchase common stock of

iPCS. The new options will have the same terms and conditions as the old options, except that the number of shares of iPCS common stock for which the options may be exercised and the exercise price of such options will be adjusted based upon the exchange ratio. For accounting purposes, iPCS will be the acquirer.

        If the merger is consummated, the board of directors of iPCS will consist of three members of the Company's board of directors, three members of the board of directors of iPCS and Timothy M. Yager, currently chief executive officer of iPCS.

        The merger is subject to approval by the holders of a majority of the Company's common stock and approval by the holders of a majority of iPCS common stock. In addition, the merger is subject to the clearance or expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the satisfaction of other customary closing conditions.

        The merger agreement may be terminated under certain circumstances, including if the Company or iPCS receive and decide to accept an unsolicited, superior offer.

        If the merger is consummated, the senior notes will become the direct obligations of iPCS.

        On March 16, 2005, the Company entered into a new addendum to its affiliation agreements with Sprint PCS. This addendum implemented the "price simplification" provisions of similar addenda which Sprint PCS has entered into with most of the other PCS affiliates of Sprint PCS. Under this simplification, service bureau fees will be charged at a monthly rate per subscriber of $7.00 for 2005 and $6.75 for 2006; cost per gross addition services will be charged at a monthly rate of $22.00 per gross subscriber addition in the Company's markets. With respect to roaming charges, the addendum establishes a reciprocal roaming rate for voice subscribers within the Sprint network of $0.058 per minute through December 31, 2006. Beginning on January 1, 2007, the reciprocal roaming rate will change annually to equal 90% of Sprint PCS' retail yield for voice usage from the prior year. With respect to several of its markets in western Pennsylvania and eastern Pennsylvania, the Company receives the benefit of a special reciprocal rate of $0.10 per minute. Under the addendum, this special $0.10 rate will terminate, with respect to each of these two sets of markets, on the earlier of December 31, 2011 or the first day of the calendar month which follows the first calendar quarter during which the Company achieves a subscriber penetration rate of at least 7% of its covered populations.

        On February 1, 2005, the Company entered into an agreement to sell approximately 1,600 subscribers to Sprint for approximately $639,000.

QuickLinks

Report of Independent Registered Public Accounting Firm
HORIZON PCS, INC. CONSOLIDATED BALANCE SHEETS December 31, 2004 and 2003
HORIZON PCS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
HORIZON PCS, INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
HORIZON PCS, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
HORIZON PCS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
HORIZON PCS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS